UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2024

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 29, 2024, Alliance Resource Partners, L.P. (the "Partnership") announced, via press release, its quarterly earnings and operating results for the quarter ended June 30, 2024.  A copy of the Partnership's press release is attached hereto as Exhibit 99.1.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 26, 2024, the Partnership announced, via press release, that on July 24, 2024, John H. Robinson notified Alliance Resource Management GP, LLC ("MGP"), the general partner of the Partnership, that he will retire from the board of directors of MGP (the "Board of Directors") at the end of the year. Mr. Robinson's decision to retire is not the result of any disagreement with Partnership or the Board of Directors on any matters relating to the Partnership's operations, policies or practices. The Partnership also announced that Paul H. Vining has been elected to the Board of Directors and will serve as lead director but will not serve on any committee of the Board of Directors. In such capacity, Mr. Vining will assist the Board of Directors and the Partnership's management team on planning and other initiatives as directed from time to time by the Board of Directors or Mr. Craft.

Prior to his election to the Board of Directors, Mr. Vining received $30,000 a month (plus reimbursement for reasonable expenses) as a consultant to the Partnership throughout 2023 and through the date of his election. Following his election to the Board of Directors, Mr. Vining will no longer provide consulting services to the Partnership.

A copy of the Partnership's press release is attached hereto as Exhibit 99.2.

ITEM 8.01.	OTHER EVENTS.

On July 26, 2024, the Partnership announced, via press release, that the Board of Directors approved a cash distribution for the quarter ended June 30, 2024 of $0.70 per unit to unitholders of record as of the close of trading on August 7, 2024, payable August 14, 2024. A copy of the Partnership's press release is attached hereto as Exhibit 99.2.

Concurrent with the notice of his retirement, Mr. Robinson stepped down from his role as Chairman of the Compensation Committee, but he will remain a member of the Audit, Compensation and Conflicts Committees until his retirement at the end of the year. Board of Director member Nick Carter, who is a member of the Compensation Committee, has been appointed as Chairman of such committee. In addition, Wilson M. Torrence, who is the Chairman of the Audit Committee, has been appointed as a member of the Conflicts Committee.

In addition to news regarding the Board of Directors, the Partnership is announcing that Mark A. Watson has been promoted to the role of Senior Vice President – Operations and Technology of MGP.

The information furnished in these Items 2.02 and 8.01 including information in Exhibits 99.1 and 99.2 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically referenced in any such filings.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Alliance Resource Partners, L.P. press release dated July 29, 2024.
99.2	Alliance Resource Partners, L.P. press release dated July 26, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: July 29, 2024

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